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                                                                Exhibit 2.11E


                             CONSULTING AGREEMENT

          CONSULTING AGREEMENT, dated as of November 22, 1997, by and between Radio Movil Digital Americas, Inc., a Delaware corporation (the "Company"), and Robert Dupuis ("Consultant").

          WHEREAS, concurrently with the execution of this Agreement, the Company, International Wireless Communications Holdings, Inc. ("IWC") and [RMD Acquisition Sub], a wholly owned subsidiary of IWC, are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof;

          WHEREAS, IWC intends to enter into a non-competition agreement with Consultant (the "Non-Competition Agreement"), dated as of the date hereof; and

          WHEREAS, the Company desires to engage Consultant to assist in the Company's business operations, and Consultant desires to provide consulting services to aid the Company in connection with its business operations.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          1.   ENGAGEMENT.

          The Company hereby engages Consultant to provide consulting services to the Company and IWC and their respective subsidiaries and related entities, and Consultant hereby accepts such engagement. During the time that Consultant is performing services for the Company under this Agreement, and for all purposes hereunder, the status of Consultant shall be that of an independent contractor of the Company and Consultant shall not have the benefits, rights and privileges ordinarily accorded to an employee of the Company.

          Consultant shall be available to advise and counsel IWC and the Company, including their respective subsidiaries and related entities, and consult with its employees, representatives, agents or contractors as to such matters and to perform such other services as the Company shall reasonably request. Consultant shall make himself available to provide such services at such time or times as the Company shall request for the performance of the services contemplated hereby. During the first six weeks of this Agreement, the Company shall request the Consultant to perform services on a full-time basis and for the next six weeks of this Agreement, the Company shall request the Consultant to perform services for 2.5 days per week. Consultant agrees to make all reasonable efforts to make himself available at the Company's offices or at such other locations as the Company may reasonably request for the Consultant to perform such services.

          2. TERM. The period of engagement of Consultant hereunder shall commence on the date of the closing of the transactions contemplated by the Merger


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Agreement and shall terminate on the earlier of May 1, 1998 and the three month anniversary of such date, unless sooner terminated as hereinafter provided. During the term of this Agreement as provided herein, Consultant may engage in any business and perform any service for his own account, provided that such business or service shall not violate any provision of the Non-Competition Agreement.

          3. CONSULTING FEES. For each day of services rendered hereunder, Consultant shall be entitled to receive from the Company an amount equal to $3,000 per day during which the Consultant performs services at the Company's request or during which the Company requests that the Consultant make himself available to perform such services, which amount shall be calculated and paid at the end of each month during the term of this Agreement. As used in this Agreement, a "day" shall refer to a period of service of eight cumulative hours, whether or not performed in a single calendar day, but excluding travel time of Consultant unless (i) during such travel time Consultant is performing services for the Company pursuant to this Agreement or (ii) such travel is to or from California or Latin America at the Company's request.

          The parties hereby acknowledge and agree that all amounts paid to the Consultant during the term of this Agreement shall represent fees for his consulting services as an independent contractor, and shall therefore be paid without any deductions or withholdings taken therefrom for taxes or any other purpose. Consultant further acknowledges that the Company makes no warranties as to any tax consequences of such payments, and specifically agrees that the determination of any tax liability or other consequences of the payment set forth above is his sole and complete responsibility and that he will pay all federal, state, local and foreign taxes, if any, assessed on such payments.

          4. TERMINATION OF CONSULTING ENGAGEMENT. Notwithstanding any other provision of this Agreement to the contrary, the engagement of Consultant hereunder may be terminated, at the option of the Company, in the event of: (i) Consultant's willful failure or refusal to perform the consulting services required by Section 1 hereof upon 10 days advance notice from the Company and provided that Consultant shall have a reasonable opportunity to cure such failure or refusal within such 10 days,(ii) willful fraud or material dishonesty in connection with Consultant's performance hereunder, (iii) the death or disability of Consultant; for purposes hereof, disability shall exist if Consultant shall be rendered incapable of performing his duties hereunder by reason of any physical or mental impairment, (iv) Consultant's conviction for, or plea of NOLO CONTENDERE to, a charge of commission of a felony or (v) any violation by Consultant of any provision of the Non-Competition Agreement.

          Upon the termination of this engagement for any of the foregoing reasons, Consultant shall be entitled to receive, on the scheduled payment dates, any accrued but unpaid consulting fees through the date of such termination.

          5. EXPENSES. During the term of this Agreement, Consultant may be required to incur business expenses in connection with the performance of its duties


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hereunder.  The Company shall reimburse Consultant for all such expenses that are reasonable and are appropriately documented in accordance with the Company's policies.

          6.   MISCELLANEOUS.

               A. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

               B. MODIFICATION; AMENDMENT; WAIVER. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

               C. GOVERNING LAW; JURISDICTION. This Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Delaware, and the parties submit to the jurisdiction of the courts of the State of Delaware for purposes of any actions or proceedings that may be required to enforce this Agreement.

               D. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

               E. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and the successors and assigns of the Company. The Company may assign its rights under this Agreement in connection with any sale, transfer of other disposition of all or a substantial portion of the stock or assets of the Company. The Consultant may not assign his duties or obligations hereunder.

               F. EFFECTIVENESS. This Agreement shall become effective upon consummation of the transactions contemplated by the Merger Agreement and prior thereto shall be of no force and effect. If the Merger Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

               G. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:


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If to the Company:
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If to the Consultant:
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                       RADIO MOVIL DIGITAL AMERICAS,
                                          INC.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


                                       ROBERT DUPUIS


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